U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 26, 2007

Photonic Products Group, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

181 Legrand Avenue, Northvale, New Jersey	07647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (201) 767-1910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Photonic Products Group, Inc. (PPGI, the “Company”) announced on October 26, 2007, that two principal holders, two outside Directors, and the Company’s CEO have notified the Company they were exercising their right to convert their shares of the Company’s Series B 10% Convertible Preferred Stock (the “Series B”) into common stock at the specified conversion price of $2.50 per share. In the aggregate, these holders’ shares represent $1,560,000 or 75% of the total of $2,082,000 Series B stock issued and outstanding and will convert into 624,000 shares of PPGI common stock.

The Company will be issuing a call for the redemption of the remaining $522,000 outstanding balance of the Series B with a redemption date on or about November 30, 2007. The holders of these shares have the option of converting their shares into common stock. If all remaining holders elected to convert their shares, this would result in the issuance of 208,800 additional shares of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	October 26, 2007
		By:	/s/ Daniel Lehrfeld
(Daniel Lehrfeld)
Chief Executive Officer